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                                                                       EXHIBIT 5
                                August 24, 1999


Barrett Resources Corporation
1515 Arapahoe Street
Tower 3, Suite 1000
Denver, Colorado  80202

Gentlemen and Ladies:

     We have acted as counsel for Barrett Resources Corporation (the "Company") in connection with the registration on Form S-3 under the Securities Act of 1933, as amended, of 150,000 shares of the Company's $.01 par value common stock (the "Common Stock").

     We have examined the Company's Certificate Of Incorporation, as amended, its Bylaws, as amended, and the record of its corporate proceedings with respect to the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the 150,000 shares of Common Stock whose transfer is being registered by the Company will be, if and when sold and delivered as described in the Company's Registration Statement on Form S-3 (the "Registration Statement"), legally issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering and to the filing of this opinion as an exhibit to the Company's Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                   Very truly yours,

                                   /s/ Patton Boggs LLP

                                   PATTON BOGGS LLP